EXHIBIT A
The undersigned, Itshak Sharon (Tshuva), Delek Group, Ltd., Delek Petroleum, Ltd. and Delek Hungary Holding Limited Liability Company, hereby agree that the Schedule 13G to which this Exhibit is appended is filed on behalf of each of the undersigned.

/s/ Itshak Sharon (Tshuva)
Itshak Sharon (Tshuva)

Delek Group, Ltd.
/s/ Gabriel Last
By: Gabriel Last
Title:	Chairman

/s/ Asaf Bartfeld
By: Asaf Bartfeld
Title:	Chief Executive Officer

Delek Petroleum, Ltd.
/s/ Gabriel Last
By: Gabriel Last
Title:	Chairman

/s/ Asaf Bartfeld
By: Asaf Bartfeld
Title:	Director

Delek Hungary Holding Limited Liability Company
/s/ Ezra Uzi Yemin
By: Ezra Uzi Yemin
Title:	Managing Director
Date:	February 15, 2010